Exhibit 99.1
FOR IMMEDIATE RELEASE
Western Liberty Bancorp Receives Regulatory Approval
to Acquire Service1st Bank of Nevada
Las Vegas, Nevada, October 4, 2010 — Western Liberty Bancorp (OTC BB: WLBC) (“WLBC” or the “Company”) today announced that, as of September 30, 2010, it had received all necessary regulatory approvals from the Federal Reserve Board, the Federal Deposit Insurance Corporation and the Nevada Financial Institutions Division to acquire Service1st Bank of Nevada (“Service1st”) to consummate the acquisition of Service1st. WLBC expects to close the acquisition during the last two weeks of October, following the expiration of applicable regulatory waiting periods.
“We are pleased to have received regulatory approval for our acquisition of Service1st,” commented Michael Frankel, Chairman-designate of WLBC. “Our team looks forward to executing our business plan and to making a substantial positive contribution to the local Nevada community banking environment.”
“These approvals clear the way for the closing of the transaction and the infusion of $25 million in capital into Service1st,” reported Bill Martin, CEO of Service1st and CEO-designate of WLBC. “This will make us one of the strongest capitalized banks in Nevada.”
Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements inherently involve risks and uncertainties that are detailed in the Company’s prospectus and other filings with the Securities and Exchange Commission and, therefore, actual results could differ materially from those projected in the forward-looking statements. Forward looking statements include statements regarding the consummation of the acquisition of Service1st Bank, Western Liberty’s plans for the bank post-closing and the effect of the acquisition on Service1st and the Nevada banking system as a whole. The Company assumes no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
About Western Liberty Bancorp
Western Liberty Bancorp will operate as a “new” Nevada financial institution bank holding company upon consummation of the acquisition of Service1st, and will conduct operations through Service1st, its wholly-owned banking subsidiary. Service1st will continue to provide a full range of traditional community banking services focusing on core commercial business in the form of commercial real estate lending, small business lending, treasury management services, trade finance, consumer loans and a broad range of commercial and consumer depository products.
Company Contact:
George Rosenbaum
Chief Financial Officer
Western Liberty Bancorp
(702) 540-4424